Helmer Directional Drilling Corp. to Buy Excelsior Gold

CHINO, Calif., Dec. 17, 2012 (GLOBE NEWSWIRE) -- Helmer Directional Drilling Corp. (OTCQB:EXLA) announced today that it signed a Letter of Intent to buy Excelsior Gold, Inc. ("Excelsior") on December 13, 2012.

Excelsior is a Nevada company that has two mining properties located in the State of Washington and the State of Montana. The properties contain gold, molybdenum, tungsten and silver.

According to Georgette Wansor, the CEO of Helmer Directional Drilling Corp., "We are pleased to have this opportunity to acquire Excelsior and intend to close this acquisition no later than January 31, 2013."

CONTACT: For further information contact:

         Georgette Wansor

         (951) 500-8583